EXHIBIT 10.31

STRATEGIC GLOBAL PARTNERS, INC.

Strategic Global Partners, Inc.

1785 East Sahara Avenue Suite 490

Las Vegas, NV 89104

(619) 254-2720

CONSULTING & MARKETING AGREEMENT

THIS AGREEMENT is made as of Wednesday, January 3, 2020

By and Between

Strategic Global Partners, Inc. (SGP) (the Consultant)

And

Hempacco Co,, Inc. (Hemp) (the Company)

RECITALS

A. The Company desires to promote its business to customers to customers in the USA and around the world.

B. The Consultant and its founder has extensive knowledge and expertise in the areas of sales, marketing and logistics to distributors and supermarket chains in USA and around the world; and

C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating their respective expertise; and

D. The Company further recognizes that it is in the best interest of the Company to engage the services of the Consultant; and

E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render such services to the Company upon the terms set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

1. Recitals: The Recitals to this Agreement are hereby incorporated into this agreement as though fully restated herein.

/s/ SP	/s/ SP
SGP Initialed	HEMP Initials

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STRATEGIC GLOBAL PARTNERS, INC.

2. Engagement: The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

3. Term: The term of this Agreement shall begin on the date hereof and shall continue for a period of Sixty (60) months, and then continue on a month to month basis.

4. Duties: During the term of this Agreement, the Consultant will provide consulting services to the Company as requested. These services will be performed on a best efforts basis and will include, without limitation, assistance in finding distributors for its products, and supermarket chains all with the objective of accomplishing the business and financial goals of the Company. In each case, the Consultant will exercise its best efforts to accomplish the goals established by the Company and shall comply with all applicable laws in connection with the performance of the Agreement. Specific expectations and deliverables are outlined in Exhibit A attached hereto.

5. Consulting Service Compensation: The Company shall pay a monthly consulting fee of $10,000 per month for sixty (60) months starting on the date of the execution of this agreement.

In addition to the monthly consulting fee the Company will review the Consultant's performance on a monthly basis and recommend bonus cash compensation and equity bonus, In addition, the company shall pay for life insurance and health insurance agreeable by both parties.

6. Nature of Engagement: The Consultant is being engaged by the Company as an independent contractor and shall be responsible for payment of its own taxes. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

7. Expenses: Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse the Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing its duties in connection with this Agreement with prior approval of the company.

8. Termination. This Agreement is terminable by either party on 12 (twelve) months' notice by written notice from either party. Address for notice:

Sandro Piancone CEO Strategic Global Partners, Inc 1785 East Sahara Ave #490 Las Vegas, NV 89104	Sandro Piancone President Hempacco Co., Inc 9925 Airway Rd. San Diego, CA 92154

/s/ SP	/s/ SP
SGP Initialed	HEMP Initials

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STRATEGIC GLOBAL PARTNERS, INC.

Following the termination of the Agreement, the Company shall pay to Consultant compensation and equity granted in full satisfaction earned through the date of termination. All of the Consultant's other rights under the Agreement (except for those associated with the previously earned compensation and granted equity except as otherwise set forth within the Agreement) shall immediately be terminated and the Company shall have no further obligations to the Consultant.

9. Miscellaneous Provisions:

a. Governing Law: This Agreement shall be governed by, interpreted and enforced in accordance with the Laws of the State of Nevada.

b. Waiver: The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

c. Entire Agreement: This instrument contains the entire Agreement of the parties concerning engagement and may not be changed or modified except by written agreement duly executed by the parties hereto.

d. Successors and Assigns: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

e. Confidentiality: Except as may otherwise be required by Law, the provisions of this Agreement shall remain strictly confidential. To the extent permitted by the Law, the Board of Directors of the Company shall ensure that no person other than Members of the Board of Directors of the Company and appropriate Officers of the Company are made aware of the terms of this Agreement. In addition, neither the Company nor the Consultant shall, either directly or indirectly through their respective Officers, Directors, Employees, Shareholders, Partners, Joint Ventures, Agents, Consultant, Contractor, Affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement. Consultant agrees that it will not disclose confidential information received from the Company to any third party except as necessary to fulfill the terms of this Agreement or as such disclosure may be required by law. For purposes of this Agreement, "confidential information" shall mean information provided by the Company to Consultant that is not otherwise available to Consultant from sources outside the Company.

f. Specific Performance: Strict compliance shall be required with each and every provision of this Agreement. The parties hereto agree that breach of this Agreement shall result in irreparable damage, and that specific performance of these obligations may be obtained.

/s/ SP	/s/ SP
SGP Initialed	HEMP Initials

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STRATEGIC GLOBAL PARTNERS, INC.

g. Additional Documents: The Company agrees to execute such other documents and agreements to effectuate the purposes of this Agreement, as the Consultant may request from time to time.

h. Assignments: The obligation of the parties under this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to it, pursuant to the Agreement, shall instead be paid or issued to another person by written request.

i. Counterparts: This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

j. Facsimile Signatures: The parties may execute this Agreement by facsimile, which signature[s] shall be deemed as an original and shall be binding upon such party.

k. Severability: If any term, condition or provision of this Agreement or the application thereof to any party of circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of their Agreement shall be valid and enforceable to the fullest extent permitted by the Law.

I. Dispute Procedure: Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Las Vegas, Nevada in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties further agree that they will abide by and perform any award rendered by the Arbitrator[s]. Judgment upon any such award may be in any court, State or Federal, having any arbitration demand, service or process, notice of motion or other application the court or any Judge thereof may require. Service may be by registered or certified mail, or by personal service, provided a reasonable time for appearance or answer is allowed.

m. Board of Directors: Except as expressly provided otherwise in the Agreement, reference to the actions, determinations or similar occurrences by the Company shall mean the action, decisions or determination of its Board of Directors.

n. Authority: The Company hereby represents and warrants that the person executing this Agreement on its behalf is duly authorized to do so, that the execution of the Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the Company.

/s/ SP	/s/ SP
SGP Initialed	HEMP Initials

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STRATEGIC GLOBAL PARTNERS, INC.

o. Indemnity: The Company agrees to indemnify and hold Consultant and its associates harmless from and against all losses, claims, damages, liabilities, costs or expenses arising out of entering into or performing services under the Agreement, unless it is judicially determined by the arbitration procedure identified herein that Consultant has committed an act or acts of gross negligence or willful misconduct.

p. Consultant Authority: Consultant shall have no authority under this Agreement to bind the Company to any transaction or contract. The Company has the right in its sole and absolute discretion to reject any transaction or contract regardless of the terms proposed.

IN WITNESS WHEREOF, the parties hereto have executed this Consulting & Marketing Agreement dated January 3, 2020.

Strategic Global Partners, Inc.		Hempacco Co., Inc.

By:	/s/ Sandro Piancone	By:	/s/ Sandro Piancone
	Sandro Piancone, CEO		Sandro Piancone, CEO

SGP Initialed	HEMP Initials

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